Exhibit 31.3
CERTIFICATION
I, Marc J. Eisenberg, certify that:
1. I have reviewed this Amendment No. 2 to the Quarterly Report on Form 10-Q of ORBCOMM Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: July 29, 2010

/s/ Marc J. Eisenberg
Marc J. Eisenberg,
President and Chief Executive Officer
(Principal Executive Officer)